Exhibit 99.1

HUDSON TECHNOLOGIES Board of Directors approves increase in share repurchase authorization

WOODCLIFF LAKE, NJ – December 1, 2025 – Hudson Technologies, Inc. (NASDAQ: HDSN) announced that its board of directors has approved an increase to the Company’s share repurchase authorization. Hudson may now purchase up to $20 million in shares of its common stock during calendar year 2025, an increase from up to $10 million of outstanding common stock previously authorized for 2025. Furthermore, the board of directors authorized the Company to repurchase up to $20 million of outstanding common stock in calendar year 2026.

Under the share repurchase program, Hudson may purchase shares of its common stock on a discretionary basis from time to time through open market repurchases or through other means, including by entering into Rule 10b5-1 trading plans, in each case, during an “open window” and when the Company does not possess material non-public information. The share repurchase program may also include privately negotiated transactions. The timing and actual number of shares repurchased under the share repurchase program will depend on a variety of factors, including stock price, trading volume, market conditions, corporate and regulatory requirements and other general business considerations. The share repurchase program may be modified, suspended or discontinued at any time without prior notice.

Kenneth Gaglione, President and Chief Executive Officer of Hudson Technologies commented, “This increase to the share repurchase authorization reflects Hudson’s strong and sustainable capital generation, robust balance sheet and the long-term strength of our business. We believe the Board’s approval to increase the buyback program is aligned with our broader capital allocation strategy and our commitment to return capital to shareholders while maintaining our ability to invest in our growth.”

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative and sustainable refrigerant products and services to the Heating Ventilation Air Conditioning and Refrigeration industry. For nearly three decades, we have demonstrated our commitment to our customers and the environment by becoming one of the first in the United States and largest refrigerant reclaimers through multimillion dollar investments in the plants and advanced separation technology required to recover a wide variety of refrigerants and restoring them to Air-Conditioning, Heating, and Refrigeration Institute standard for reuse as certified EMERALD Refrigerants™. The Company's products and services are primarily used in commercial air conditioning, industrial processing and refrigeration systems, and include refrigerant and industrial gas sales, refrigerant management services consisting primarily of reclamation of refrigerants and RefrigerantSide® Services performed at a customer's site, consisting of system decontamination to remove moisture, oils and other contaminants. The Company’s SmartEnergy OPS® service is a web-based real time continuous monitoring service applicable to a facility’s refrigeration systems and other energy systems. The Company’s Chiller Chemistry® and Chill Smart® services are also predictive and diagnostic service offerings. As a component of the Company’s products and services, the Company also generates carbon offset projects.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained herein which are not historical facts constitute forward-looking statements. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, changes in the laws and regulations affecting the industry, changes in the demand and price for refrigerants (including unfavorable market conditions adversely affecting the demand for, and the price of, refrigerants), the Company's ability to source refrigerants, regulatory and economic factors, seasonality, competition, litigation, the nature of supplier or customer arrangements that become available to the Company in the future, adverse weather conditions, possible technological obsolescence of existing products and services, possible reduction in the carrying value of long-lived assets, estimates of the useful life of its assets, potential environmental liability, customer concentration, the ability to obtain financing, the ability to meet financial covenants under its existing credit facility, any delays or interruptions in bringing products and services to market, the timely availability of any requisite permits and authorizations from governmental entities and third parties as well as factors relating to doing business outside the United States, including changes in the laws, regulations, policies, and political, financial and economic conditions, including inflation, interest and currency exchange rates, of countries in which the Company may seek to conduct business, the Company’s ability to successfully integrate any assets it acquires from third parties into its operations, and other risks detailed in the Company's 10-K for the year ended December 31, 2024 and other subsequent filings with the Securities and Exchange Commission. The words "believe", "expect", "anticipate", "may", "plan", "should" and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Investor Relations Contact: John Nesbett/Jennifer Belodeau IMS Investor Relations (203) 972-9200 jnesbett@imsinvestorrelations.com	Company Contact: Brian Bertaux, CFO Hudson Technologies, Inc. (845) 735-6000 bbertaux@hudsontech.com